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                                                                     EXHIBIT 3.2

                            CERTIFICATE OF MERGER OF
                      GENERAL MOTORS ACCEPTANCE CORPORATION
                                      INTO
                       GMAC FINANCIAL SERVICES CORPORATION


         The undersigned corporation, organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

         FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

                             Name                        State of Incorporation

         General Motors Acceptance Corporation                  New York

         GMAC Financial Services Corporation                    Delaware

         SECOND: That an agreement and plan of merger between the parties to the merger has been approved, adopted, certified, executed, and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of the State of Delaware.

         THIRD: That the surviving corporation of the merger is GMAC Financial Services Corporation, a Delaware corporation (the "Surviving Corporation"), and that pursuant to the agreement and plan of merger, the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows:

                                  ARTICLE FIRST

         The name of the Corporation is

                      General Motors Acceptance Corporation

         FOURTH: That the Certificate of Incorporation of GMAC Financial Services Corporation, as so amended, shall be the Certificate of Incorporation of the Surviving Corporation.

         FIFTH: That the executed agreement and plan of merger is on file at the principal place of business of the Surviving Corporation located at 3044 West Grand Boulevard, Detroit, Michigan 48202.

         SIXTH: That a copy of the agreement and plan of merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.


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                                                         EXHIBIT 3.2 - CONTINUED
                                     - 2 -


         SEVENTH: That the New York corporation, General Motors Acceptance Corporation, has authorized 25,000,000 shares of common stock, with a par value of $100.00 per share.

         EIGHTH: That the merger is effective January 1, 1998.

         IN WITNESS WHEREOF, GMAC Financial Services, the Surviving Corporation, has caused this Certificate of Merger to be executed on this 17th day of December, 1997, by Cathy L. Quenneville, its authorized officer.



                                        /s/   Cathy L. Quenneville
                                        ----------------------------------------
                                        Title:  Cathy L. Quenneville, Secretary